Exhibit 2.2


                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), made and entered into as of October 17, 2001 by and among VINA TECHNOLOGIES, INC., a Delaware corporation ("VINA"), and MOS ACQUISITION CORPORATION, a Delaware corporation (the "Company"),

                              W I T N E S S E T H:

     WHEREAS, contemporaneously with the execution of this Agreement by the parties hereto, as a condition and inducement to VINA to enter into this Agreement and incur the obligations set forth herein, the Company (as the buyer), Sierra Ventures VII, L.P., a California Limited Partnership (as the parent entity of the Company) and Metrobility Optical Systems, Inc. (as the seller) are entering into that certain Asset Purchase Agreement, dated as of the date hereof (the "Asset Purchase Agreement"), pursuant to which, among other things, the Company will purchase, and Metrobility Optical Systems, Inc. will sell, the Acquired Assets, the Acquired Technology, the Jointly Owned Assets and the Jointly Owned Technology (as such terms are define in the Asset Purchase Agreement (collectively, the "Assets") to the Company; and

     WHEREAS, the Boards of Directors of each of VINA and the Company believe it is in the best interests of VINA and the Company and their respective stockholders that immediately following the closing under the Asset Purchase Agreement VINA shall acquire the Company pursuant to the merger of the Company with and into VINA (the "Merger"), with VINA as the surviving corporation, all subject to the terms and conditions set forth herein; and

     WHEREAS, in furtherance thereof, the Boards of Directors of each of VINA and the Company have approved the Merger in accordance with the Delaware General Corporation Law (the "DGCL"), subject to the terms and conditions set forth herein; and

     WHEREAS, following the Merger in accordance with the terms of this Agreement, all shares of common stock, par value $.0001 per share, of the Company (the "Company Common Stock") issued and outstanding will be converted in the right to receive the Merger Consideration as set forth below; and

     WHEREAS, contemporaneously with the execution of this Agreement, as a condition for and inducement to VINA to enter into this Agreement and incur the obligations set forth herein, Sierra Ventures VII, L.P., Jeffrey Drazan and certain of their affiliates have entered into a Stockholders' Agreement in the form of Exhibit A attached hereto (the "Stockholders' Agreement"), which, among other things, governs the voting of shares of VINA capital stock beneficially owned by such persons after the closing hereunder; and

     WHEREAS, the parties hereto desire to enter into this Agreement for the purpose of setting forth the terms and conditions of the Merger and certain representations, warranties and covenants made by each to the other as an inducement to the execution and delivery of this Agreement and the consummation of the Merger and the transactions related thereto:

     NOW, THEREFORE, in consideration of the premises and of the mutual provisions, agreements and covenants herein contained, VINA and the Company agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS
                                   -----------

     1.1 Certain  Definitions.  The terms defined in this Section 1.1 shall, for
         --------------------
all purposes of this Agreement, have the meanings herein specified:

     "Governmental Entity" shall mean any court, administrative agency or commission or other governmental body, authority or instrumentality.

     "Legal Requirements" shall mean any law, statute, constitution, principle of common law, ordinance, code, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any court or other Governmental Entity.

     "Person" or "person" shall mean any natural person, corporation, trust, limited liability company, partnership, Governmental Entity or other entity.

     "Registrable Shares" shall have the meaning ascribed to such term in that certain Securities Purchase Agreement (the "Securities Purchase Agreement") by and among VINA and the other parties thereto dated as of the date hereof.

     "Required Stockholder Approval" shall mean the requisite stockholder approval of the issuance of shares of Company Common Stock pursuant to this Agreement in a manner that complies with Rule 4350(i) of the Nasdaq Stock Market.

     The  terms  "contract,"  "arrangement,"   "understanding"  and  "agreement"
include every contract, agreement, commitment, understanding and promise, whether written or oral that is legally binding.

     1.2 Other  Definitions.  The following terms are defined in the Sections or
         ------------------
Recitals indicated:

         Assets                              Recitals
         Acquisition Transaction             5.4(a)
         Agreement                           Recitals
         Asset Purchase Agreement            Recitals
         Certificate of Merger               2.1(b)
         Certificates                        2.4(b)
         Closing                             8.1
         Closing Date                        8.1
         Company Common Stock                Recitals
         Disclosure Schedule                 Article 3
         DGCL                                Recitals
         Effective Time                      2.1(c)
         Merger                              Recitals
         Merger Consideration                2.3(b)
         Note                                2.3(b)
         Representatives                     5.4(a)
         Surviving Corporation               2.1(a)
         VINA                                Recitals
         VINA Common Stock                   2.3(b)
         Stockholders' Agreement             Recitals


                                    ARTICLE 2

                       THE MERGER AND RELATED TRANSACTIONS
                       -----------------------------------

     2.1 Merger; Effective Time.
         ----------------------

     (a) Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, at the Effective Time the Company shall be merged with and into VINA, the separate existence of the Company shall cease, and VINA shall be the Surviving Corporation (the "Surviving Corporation").

     (b) Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, a certificate of merger (the "Certificate of Merger"), shall be duly prepared, executed and acknowledged by VINA and the

Company and thereafter delivered to the Secretary of State of the State of Delaware for filing in accordance with the DGCL.

     (c) The Merger shall become effective (the "Effective Time") upon the later to occur of the acceptance of such filing by the Secretary of State of the State of Delaware or such time thereafter as is provided in the Certificate of Merger.

     2.2 Effects of the Merger.  The Merger  shall have the effects set forth in
         ---------------------
the applicable provisions of the DGCL, and at the Effective Time (i) the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, liabilities, and duties of VINA and the Company, all as provided under the DGCL, (ii) the certificate of incorporation of VINA in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation, (iii) the bylaws of VINA in effect at the Effective Time shall be the bylaws of the Surviving Corporation, and (iv) the directors and officers of VINA immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation.

     2.3 Capital Stock and Options.  As of the Effective  Time, by virtue of the
         -------------------------
Merger and without any action on the part of the stockholders of the Company:

     (a)  Cancellation  of the  Company-Owned  Capital Stock.  All shares of the
          --------------------------------------------------
Company Common Stock owned directly by the Company shall be automatically canceled, and no consideration shall be delivered in exchange therefor.

     (b)  Conversion  of the  Capital  Stock.  Except for shares to be  canceled
          ----------------------------------
pursuant to Section 2.3(a) hereof, each share of the Company Common Stock issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted by virtue of the Merger and without any action on the part of the holder into the following (the "Merger Consideration"):

          (i) if the Required Stockholder Approval has not been obtained prior to the Effective Time, the right to receive a promissory note in substantially the form attached hereto as Exhibit B (the "Note") for a principal amount in United States Dollars equal to (A) two million, divided by (B) the total number of issued and outstanding shares of Company Common Stock issued and outstanding at the Effective Time; or

          (ii) if the Required Stockholder Approval has been obtained prior to the Effective Time, the right to receive a number of shares of common stock, par value $.0001 per share, of VINA (the "VINA Common Stock") equal to two million two hundred seventeen thousand five hundred twenty seven (2,217,527) divided by the total number of issued and outstanding shares of Company Common Stock at the Effective Time.

     2.4 Issuance of Note and Exchange of  Certificates.  As soon as  reasonably
         ----------------------------------------------
practicable after the Effective Time, upon surrender of the certificate(s) evidencing all outstanding shares of the Company Common Stock to VINA for cancellation, and such other documents as may reasonably be required by VINA, the holder of such certificate shall be entitled to receive in exchange therefor the Merger Consideration.

     2.5 No Further Ownership Rights in Stock. At the Effective Time, all shares
         ------------------------------------
of Company Common Stock shall no longer be outstanding, shall be canceled and retired and shall cease to exist and each certificate formerly representing Company Common Stock (other than shares cancelled pursuant to Section 2.3(a)) shall thereafter represent only the right to receive the Merger Consideration.

                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                  ---------------------------------------------

     The Company represents and warrants to VINA that the statements contained in this Article 3 are correct and complete in all material respects as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 3).

     3.1 Organization. The Company is a corporation validly existing and in good
         ------------
standing under the laws of the State of Delaware.

     3.2  Authorization;  Enforcement.  The Company has all requisite  corporate
          ---------------------------
power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights or to general principles of equity.

     3.3  Noncontravention.  Neither  the  execution  and the  delivery  of this
          ----------------
Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, will constitute or result in (a) a violation of any provision of the certificate of incorporation or bylaws of the Company or
(b) a breach or violation of, or default under, the acceleration of any obligations or the creation of any lien, encumbrance or other security interest on its assets (with or without notice or the lapse of time or both) pursuant to, any agreement binding upon it.

     3.4 Capitalization.
         --------------

     (a) The authorized capital stock of the Company consists of 1,000 shares of Company Common Stock. There are issued and outstanding 100 shares of Company Common Stock.

     (b) Other than as set forth above, there are no other outstanding shares of capital stock or other equity securities of the Company and no other options, warrants, calls, conversion rights, commitments or agreements of any character to which the Company is a party or by which the Company may be bound that do or may obligate the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the Company's capital stock or securities convertible into or exchangeable for the Company's capital stock or that do or may obligate the Company to grant, extend or enter into any such option, warrant, call, conversion right, commitment or agreement. There are no outstanding bonds, debentures, notes or other indebtedness or debt securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote.

     (c) All outstanding shares of Company Common Stock are owned by Sierra Ventures VII, LP and Sierra Ventures Associates VII, LLC, free and clear of any charge, claim, community property interest, condition, equitable interest, lien, option, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any attribute of ownership.

     3.5 Assets and  Liabilities  of the  Company.  As of the date  hereof,  the
         ----------------------------------------
Company has as its only assets the contract rights under the Asset Purchase Agreement and this Agreement and at the Effective Time will have as its only assets those assets acquired by the Company pursuant to the Asset Purchase Agreement. As of the date hereof, the Company has no liabilities or obligations of any nature (known or unknown, absolute, accrued, contingent or otherwise) other than its obligations under this Agreement and the Asset Purchase Agreement and at the Effective Time will not have any such liabilities or obligations other than those specifically contemplated to be assumed by the Company pursuant to the Asset Purchase Agreement.

                                    ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF VINA
                     --------------------------------------

     VINA represents and warrants to the Company that the statements contained in this Article 4 are correct and complete in all material respects as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 4).

     4.1 Organization.  VINA is a corporation duly organized,  validly existing,
         ------------
and in good standing under the laws of the State of Delaware.

     4.2 Authority;  Enforcement. The VINA has all requisite corporate power and
         -----------------------
authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the VINA, enforceable against the VINA in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights or to general principles of equity.

     4.3  Noncontravention.  Neither  the  execution  and the  delivery  of this
          ----------------
Agreement, nor the consummation of the transactions contemplated, will constitute or result in (a) a violation of any provision of the certificate of incorporation or bylaws of VINA or (b) a breach or violation of, or default under, the acceleration of any obligations or the creation of any lien, encumbrance or other security interest on its assets (with or without notice or the lapse of time or both) pursuant to, any agreement binding upon it.

     4.4 Authorization of Securities. The Notes and shares of VINA Common Stock,
         ---------------------------
when issued pursuant to this Agreement, and the shares of VINA Common Stock when issued upon conversion of the Notes, will be validly issued and in the case of such shares, fully paid and nonassessable.

                                    ARTICLE 5

                    COVENANTS RELATING TO CONDUCT OF BUSINESS
                    -----------------------------------------

     During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees to act as follows (except as expressly contemplated by this Agreement or to the extent that VINA shall otherwise consent in writing):

     5.1 Conduct of Business.  The Company shall not conduct any business of any
         -------------------
kind whatsoever other than as necessary to comply with its obligations under this Agreement and the Asset Purchase Agreement.

     5.2 Issuance of Securities. The Company shall not issue, deliver or sell or
         ----------------------
authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or any class or securities convertible into, or rights, warrants or options to acquire, any such shares or other convertible securities, and shall not enter into any agreement, understanding or arrangement with respect to the sale or voting of any of its capital stock.

     5.3  Governing  Documents.  The  Company  shall  not  cause or  permit  any
          --------------------
amendment of its certificate of incorporation or bylaws.

     5.4 No Other Bids or Contacts.  From the date of this  Agreement  until the
         -------------------------
earlier of the Effective Time and the termination of this Agreement  pursuant to
Section 9 hereof, the Company will not (nor will the Company permit any of its directors, officers, agents, affiliates or representatives, including investment bankers, financial advisors, attorneys and accountants (collectively, the Company's "Representatives") to, directly or indirectly, take any of the following actions: (i) solicit, initiate, facilitate or knowingly encourage, or furnish information with respect to the Company in connection with, any inquiry, proposal or offer with respect to any merger, consolidation or other business combination or acquisition (other than the Merger) involving the Company or the acquisition of all or a substantial portion of the assets of, or any securities of, the Company (an "Acquisition Transaction"); (ii) negotiate, discuss, explore or otherwise communicate or cooperate in any way with any third party with respect to any Acquisition Transaction; (iii) enter into any agreement, arrangement or understanding with respect to an Acquisition Transaction or requiring the Company to abandon, terminate or refrain from consummating the Merger; or (iv) make or authorize any statement, recommendation or solicitation in support of any Acquisition Transaction.

     5.5 No Dispositions. The Company shall not sell, lease, encumber, pledge or
         ---------------
otherwise dispose of any of its assets or properties except as contemplated by the Asset Purchase Agreement.

     5.6  Indebtedness.  The Company shall not shall assume,  incur or guarantee
          ------------
any indebtedness, enter into, extend or renew any credit agreement, line of credit or similar arrangement, issue or sell any debt securities or warrants or rights to purchase debt securities, enter into, extend or renew any lease, or enter into, extend or renew any indemnity agreement or agreement to maintain the financial condition of another person or entity.

     5.7 Other Actions. Without limiting the generality of the foregoing,  other
         -------------
than as expressly contemplated by the Asset Purchase Agreement, the Company shall not:

     (a) Transfer to any person or entity any rights to the Assets other than pursuant to this Agreement;

     (b) Enter into any agreements of any type other than as contemplated by the Asset Purchase Agreement or this Agreement;

     (c) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets other than as contemplated by the Asset Purchase Agreement;

     (d) Commence or settle any litigation; or

     (e) Take, or commit or agree to take, any of the actions  described in this
Article 5 or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder, or that would or reasonably would be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect or in any of the conditions set forth in Article 7 not being satisfied.

     5.8 Advice of Changes. The Company shall promptly advise VINA orally and in
         -----------------
writing of any change or event which would cause or constitute a material breach of any of the representations, warranties or covenants of the Company contained herein or the failure of any of the conditions specified in Article 7 hereof.

                                    ARTICLE 6

                              ADDITIONAL AGREEMENTS
                              ---------------------

     6.1  Access  to  Information.   The  Company  shall  permit  VINA  and  its
          -----------------------
Representatives the access contemplated by Section 5(d) of the Asset Purchase Agreement.

     6.2 Legal  Conditions  to the Merger and Related  Transactions.  Each party
         ----------------------------------------------------------
will take all reasonable actions necessary to comply promptly with all Legal Requirements which may be imposed on such party with respect to the Merger and the transactions contemplated hereby and will promptly cooperate with and furnish information to the other party in connection with any such requirements imposed upon such other party in connection with the Merger and the transactions contemplated hereby. Each party will take all reasonable actions to obtain any consent, authorization, order or approval of, or any exemption by, any Governmental Entity, or other third party required to be obtained or made by such party in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

     6.3 Registration Rights. The shares of VINA Common Stock issued pursuant to
         -------------------
this Agreement as Merger Consideration, whether or not upon the conversion of the Note as more full set forth in the Note, shall be Registrable Shares so long as the holders thereof agree to be bound to the terms and obligations set forth in the Securities Purchase Agreement regarding Registrable Shares.

                                    ARTICLE 7

                              CONDITIONS PRECEDENT
                              --------------------

         7.1 Conditions to Obligations of VINA and the Company. The obligations
             -------------------------------------------------
of VINA and the Company to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions unless waived by each of VINA and the Company:

     (a) Legal Action. No temporary restraining order, preliminary injunction or
         ------------
permanent injunction or other order preventing the consummation of the Merger shall have been issued by any federal or state court and remain in effect, and no litigation seeking the issuance of such an order or injunction, shall be pending which, in the good faith judgment of the Company or VINA, has a reasonable probability of resulting in such order, injunction or damages. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such order or injunction vacated or lifted.

     (b) Statutes.  There shall not be in effect any statute, rule or regulation
         --------
which would (i) make the consummation of the Merger illegal, (ii) prohibit VINA's or Surviving Corporation's ownership or operation of all or a material portion of the business or assets of the Company, or compel VINA or Surviving Corporation to dispose of or hold separate all or a material portion of the business or assets of the Company, as a result of the Merger, or (iii) render VINA or the Company unable to consummate the Merger, except for any waiting period provisions.

     (c) Asset Purchase Agreement. The Assets shall have been transferred to the
         ------------------------
Company pursuant to the Asset Purchase Agreement.

     (d) Governmental Approval.  VINA and the Company shall have timely obtained
         ---------------------
all required approvals, waivers and consents of Governmental Entities, if any, necessary for consummation of, or in connection with, the transactions contemplated hereby.

     7.2 Conditions to  Obligations  of VINA. The  obligations of VINA to effect
         -----------------------------------
the Merger are subject to the satisfaction on or prior to the Closing Date of the following additional conditions, unless waived in writing by VINA:

     (a) Representations  and Warranties.  The representations and warranties of
         -------------------------------
the Company contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date).

     (b)  Performance  of  Obligations  of the Company.  The Company  shall have
          --------------------------------------------
performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing Date.

     (c) Conditions to Asset Purchase  Agreement.  Each of the conditions to the
         ---------------------------------------
obligations of the Company set forth in the Asset Purchase Agreement shall been satisfied in full, without waiver (unless pursuant to the written consent of VINA), and any condition or obligation contained in such Asset Purchase Agreement that is subject to the satisfaction of the Buyer (as defined in such agreement) shall be satisfactory to VINA in its sole discretion.

     (d) Stockholders'  Agreement.  The Stockholders'  Agreement shall have been
         ------------------------
executed and delivered to VINA and shall be in full force and effect.

     7.3  Conditions  to  Obligations  of the Company.  The  obligations  of the
          -------------------------------------------
Company to effect the Merger are subject to the satisfaction on or prior to the Closing Date of the following additional conditions unless waived in writing by the Company:

     (a) Representations  and Warranties.  The representations and warranties of
         -------------------------------
VINA contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date).

     (b)  Performance of  Obligations of VINA.  VINA shall have performed in all
          -----------------------------------
material respects all obligations required to be performed by it under this Agreement prior to the Closing Date.

                                    ARTICLE 8

                                     CLOSING
                                     -------

     8.1 Closing Date. The Closing under this Agreement (the "Closing") shall be
         ------------
held not more than one (1) business day following the satisfaction of all conditions precedent to the Merger specified in this Agreement (other than the delivery of the documents and other items required by this Agreement to be delivered at the Closing), unless duly waived by the party entitled to satisfaction thereof. Such date on which the Closing is to be held is herein referred to as the "Closing Date." The Closing shall be held at the offices of Pillsbury Winthrop LLP, 50 Fremont Street, San Francisco, California 94105, at 10:00 a.m. on such date, or at such other time and place as VINA and the Company may agree upon in writing.

     8.2  Filing  Date.  Subject to the  provisions  of this  Agreement,  on the
          ------------
Closing Date fully executed and acknowledged copies of the Certificate of Merger, along with any required related certificates of the Company and VINA, meeting the requirements of the DGCL shall be filed with the Delaware Secretary of State, all in accordance with the provisions of this Agreement.

                                    ARTICLE 9

                        TERMINATION, AMENDMENT AND WAIVER
                        ---------------------------------

     9.1 Termination.
         -----------

     (a) This Agreement may be terminated at any time prior to the Effective Time by mutual written consent of the parties hereto.

     (b) This Agreement may be terminated at any time prior to the Effective Time by either the Company or VINA (i) if the transactions contemplated by the Asset Purchase Agreement have not been consummated on or prior to ninety (90) days following the date of this Agreement, or if the Asset Purchase Agreement has been terminated prior to consummation of the transaction contemplated thereby, or (ii) there shall be any action taken, or any Legal Requirement enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental Entity which would (x) make consummation of the Merger illegal, or
(y) render VINA or the Company unable to consummate the Merger; provided, that the right to terminate this Agreement shall not be available to any party hereto that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure of the Merger to be consummated.

     (c) This Agreement may be terminated at any time prior to the Effective Time by VINA if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and, if such breach is curable through the exercise of commercially reasonable efforts, such breach has not been cured within fifteen (15) business days after receipt by the Company of written notice of such breach.

     (d) This Agreement may be terminated at any time prior to the Effective Time by the Company if it is not in material breach of its obligations under this Agreement and if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of VINA and, if such breach is curable through the exercise of commercially reasonable efforts, such breach has not been cured within fifteen (15) business days after receipt by VINA of written notice of such breach.

     9.2 Effect of Termination. In the event of termination of this Agreement by
         ---------------------
the Company or VINA as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the parties hereto or their respective officers or directors; provided, however, the provisions of Section 10.11 of this Agreement shall remain in full force and effect and shall survive the termination of this Agreement.

                                   ARTICLE 10

                                     GENERAL
                                     -------

     10.1 Notices.  Any notice,  request,  instruction  or other  document to be
          -------
given hereunder by any party to the other shall be in writing and delivered personally or sent by certified mail, postage prepaid, by telecopy, or by courier service, as follows:

     If to VINA:

           VINA Technologies, Inc.
           39745 Eureka Drive
           Newark, CA 94560
           Attention:  Chief Financial Officer
           Fax:  (510) 771-3315

     with a copy to:

           Pillsbury Winthrop LLP
           50 Fremont Street
           San Francisco, CA 94105
           Attention:  Stanton D. Wong, Esq.
           Fax:  (415) 983-1200

     and if to the Company:

           MOS Acquisition Corporation
           3000 Sand Hill Rd
           Bldg 4- 210
           Menlo Park, CA 94025
           Attention:  Jeffrey M. Drazan
           Fax:  650-854-5593

or to such other persons as may be designated in writing by the parties, by a notice given as aforesaid.

     10.2  Headings;  Construction.  The  descriptive  headings  of the  several
           -----------------------
sections of this Agreement are inserted for convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement. The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

     10.3   Survival   of   Representations   and   Warranties.   None   of  the
            --------------------------------------------------
representations and warranties of the parties contained in this Agreement shall survive the Closing hereunder.

     10.4 Counterparts. This Agreement may be executed in counterparts, and when
          ------------
so executed each counterpart shall be deemed to be an original, and said counterparts together shall constitute one and the same instrument.

     10.5 Binding Effect;  Parties in Interest.  This Agreement shall be binding
          ------------------------------------
upon and inure solely to the benefit of each party hereto and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement. No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

     10.6 Entire  Agreement.  This Agreement along with each of the exhibits and
          -----------------
schedules hereto constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof. All exhibits and schedules attached hereto are by this reference incorporated herein and made a part hereof for all purposes as if fully set forth herein, and each disclosure in any schedule shall be deemed to be a representation and warranty made by the disclosing party.

     10.7  Applicable  Law. This Agreement  shall be governed by,  construed and
           ---------------
enforced in accordance with the laws of the State of Delaware as applied to contracts entered into solely between residents of, and to be performed entirely in, such state.

     10.8  Severability.  If for any reason  whatsoever,  any one or more of the
           ------------
provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid as applied to any particular case or in all cases, such circumstances shall not have the effect of rendering such provision invalid in any other case or of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid.

     10.9  Remedies  Cumulative.  The rights and remedies of the parties to this
           --------------------
Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to herein will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of any other right, power or privilege.

     10.10 Specific Performance.  The parties hereto agree and acknowledge that,
           --------------------
in the event of a breach of any provision of this Agreement, the aggrieved party may be without an adequate remedy at law. The parties therefore agree that in the event of a breach of any provision of this Agreement the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to obtain specific performance or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this Agreement and to obtain reasonable attorneys' fees. By seeking or obtaining any such relief, the aggrieved party will not be precluded from seeking or obtaining any other relief to which it may be entitled.

     10.11  Expenses.  Each party  will pay its own  expenses  incident  to this
            --------
Agreement and the transactions contemplated hereby, including legal fees, accounting fees and brokers and investment bankers fees; provided, however, promptly following the Effective Time, the Company shall reimburse Sierra Ventures VII, L.P., or its designee, for fees and expenses incurred in connection with the negotiation and execution of this Agreement up to $100,000 in the aggregate.

                  [SIGNATURE PAGE TO MERGER AGREEMENT FOLLOWS]

     IN WITNESS WHEREOF, VINA Technologies, Inc. and MOS Acquisition Corporation have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first above written.

                                       VINA TECHNOLOGIES, INC.,
                                       a Delaware corporation


                                       By       /s/ Stanley E. Kazmierczak
                                          ----------------------------------
                                       Name: Stanley E. Kazmierczak

                                       Title:  Chief Financial Officer
                                               -----------------------------


                                       MOS ACQUISITION CORPORATION,
                                       a Delaware corporation


                                       By       /s/ Jeffrey M. Drazan
                                          ----------------------------------

                                       Name:  Jeffrey M. Drazan
                                              ------------------------------

                                       Title:  President
                                               -----------------------------